As filed with the Securities and Exchange Commission on January 29, 1997

                                                     Registration No. 333-19361
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         H.E.R.C. PRODUCTS INCORPORATED
             (Exact name of registrant as specified in its charter)

       Delaware                                         86-0570800
-----------------------------                   ----------------------------
(State or other jurisdiction            (I.R.S. Employer Identification Number)
of incorporation or organization)

                      2202 West Lone Cactus Drive, Suite 15
                             Phoenix, Arizona 85027
                                 (602) 492-0336
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ----------------------

                        Gary S. Glatter, President, Chief
                         Operating Officer and Treasurer
                         H.E.R.C. Products Incorporated
                      2202 West Lone Cactus Drive, Suite 15
                             Phoenix, Arizona 85027
                               (T) (602) 492-0336
                               (F) (602) 233-1107
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                with a copy to:
                             David Alan Miller, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                               (T) (212) 818-8800
                               (F) (212) 818-8881

         Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of the registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed                Proposed
Title of each class of                         Amount to be       maximum offering       maximum aggregate          Amount of
securities to be registered                     registered       price per share(1)      offering price(2)     registration fee
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Common Stock, par value $.01                    1,938,631(3)            $1.75               $2,907,946.50               $881.19
                                                ============                                =============

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Fee Previously Paid..........................................................................................         $1,019.00
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Fee payable..................................................................................................           $881.19
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Amount Overpaid..............................................................................................           $137.81

                                                                                                   (footnotes on next page)




(1)      Based upon the market  price of the Common  Stock,  as  reported by The
         Nasdaq Stock Market on January 2, 1997, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended ("Securities
         Act").

(2) The proposed maximum aggregate offering price, based upon the market price of the Common Stock, as reported by The Nasdaq Stock Market on January 2, 1997, in accordance with Rule 457(c) under the Securities
         Act.


(3) Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the terms of the Certificate of Designations governing the Class A Preferred Stock which is convertible into 1,603,631 shares of Common Stock being registered hereon and the antidilution provisions in the (i) Warrant Agreements under which 285,000 of the shares of Common Stock registered hereon are issuable and (ii) the Warrant and Registration Rights Agreement under which 50,000 of the shares of Common Stock registered hereon are issuable.



         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


      The Amendment No. 1 to the Registration Statement, including all exhibits and attachments, contains 44 pages.

                             ----------------------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  Preliminary Prospectus dated January 29, 1997


                              Subject to Completion

PROSPECTUS

                         H.E.R.C. PRODUCTS INCORPORATED


                        1,938,631 Shares of Common Stock

         This Prospectus relates to up to 1,938,631 shares ("Shares") of Common Stock, par value $.01 per share, of H.E.R.C. Products Incorporated ("Company") that may be offered for sale for the account of certain stockholders ("Selling Stockholders") of the Company as stated herein under the heading "Selling Stockholders." No period of time has been fixed within which the Shares covered by this Prospectus may be offered or sold. The Company has agreed to keep the Registration Statement, of which this Prospectus is a part, effective until the earlier of the sale of all the Shares by the Selling Shareholders or all the Shares may be sold by the holders thereof under Rule 144.

         All 1,938,631 Shares offered hereby are being registered for the account of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares. However, of the 1,938,631 Shares offered hereby, 335,000 Shares are issuable upon exercise of certain warrants. If such warrants are fully exercised, the Company will receive up to an aggregate of $892,500 in gross proceeds. See "Use of Proceeds" and "Selling Stockholders."


         All costs, expenses and fees in connection with the registration of the Shares offered by this Prospectus will be borne by the Company. Such expenses are estimated at $30,000. Brokerage commissions and discounts, if any, attributable to the sale of the Shares for the accounts of the Selling Stockholders will be borne by them.

         The Common Stock of the Company is quoted in The Nasdaq SmallCap Market under the symbol "HERC" and on the Boston Stock Exchange under the symbol "HER."



           THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A
               HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY
                  INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR
                     ENTIRE INVESTMENT. SEE "RISK FACTORS."



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is January __, 1997

         No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offer described in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company or any of the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference. This Prospectus does not constitute an offer or solicitation in any state to any person to whom it is unlawful to make such offer in such state.

                                TABLE OF CONTENTS
                                                                           Page


AVAILABLE INFORMATION........................................................2
DOCUMENTS INCORPORATED BY REFERENCE..........................................3
THE COMPANY..................................................................3
RECENT DEVELOPMENTS..........................................................4
RISK FACTORS.................................................................5
USE OF PROCEEDS .............................................................9
SELLING STOCKHOLDERS ......................................................  10
PLAN OF DISTRIBUTION ......................................................  11
LEGAL MATTERS .............................................................  11
EXPERTS ...................................................................  11
INDEMNIFICATION..............................................................12



                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission ("Commission"), in Washington, D.C., a Registration Statement on Form S-3
("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and the Shares, reference is hereby made to the Registration Statement and exhibits. The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit are not complete and the description of such contract or document is qualified in its entirety by reference to such contract or document. The Registration Statement, together with the exhibits, may be inspected at the Commission's principal office in Washington, D.C. and copies may be obtained upon payment of the fees prescribed by the Commission.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional
Offices: 7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can also be obtained at prescribed rates from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Common Stock is listed on The Boston Stock Exchange and information concerning the Company can be inspected and copied at The Boston Stock Exchange, Inc., One Boston Place, Boston, Massachusetts 02108.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference into this Prospectus and made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

     (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, filed with the Commission pursuant to Section 13(a) of the Exchange Act;

     (c) The Company's proxy statement, dated June 11, 1996, for its annual meeting of stockholders, filed with the Commission pursuant to Section 14(a) of the Exchange Act and Rule 14a-6 thereunder;

     (d) The Current Report of the Company on Form 8-K, dated February 5, 1996, as amended,

     (e) The Current Report of the Company on Form 8-K, dated July 1, 1996, as amended; and

     (f) The Current Report of the Company on Form 8-K, dated December 17, 1996, as amended.

         The description of the Company's Common Stock is contained in the Company's Registration Statement on Form 8-A, declared effective by the Commission on May 10, 1994, which registration statement is also incorporated into this Prospectus by reference and made a part hereof.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Prospectus and filed with the Commission prior to the date of this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). A written or telephone request should be directed to H.E.R.C. Products Incorporated, 2202 West Lone Cactus Drive, Suite 15, Phoenix, Arizona 85027, telephone number (602) 492-0336,
Attention: Investor Relations.


                                   THE COMPANY

         The Company develops, manufactures and markets two principal lines of products: (i) consumer and industrial products incorporating the Company's proprietary chemical technology, Eliminate(R), which clean and control scaling, corrosion and biological growth on surfaces and containers which are exposed to water, and (ii) biorational agricultural products which are comprised of components existing in nature rather than components that are artificially synthesized or man-made. Until recently, the Company concentrated on developing its Eliminate- based products and its water system treatment technologies, obtaining patents and acquiring CCT Corporation ("CCT") and its consumer products division. The Company currently is focusing on marketing its consumer, industrial and agricultural products.

         The Company's Eliminate technology was developed to respond to the disadvantages of current methods of treating water systems. Many of the chemicals used in treating water systems are corrosive and can cause scaling, and it is often difficult to achieve and maintain the correct combination of chemicals. Moreover, to the extent that chemicals used in treating water systems are toxic, corrosive or non-biodegradable, they are considered to be pollutants, subjecting the water systems to expensive clean-up and regulatory compliance costs. Many water systems also require expensive monitoring. The Company's Eliminate-based products, when added to water, dissolve and prevent scaling from the deposit of water-borne minerals and corrosion caused by oxidation, while suppressing the environment that supports components of scale and corrosion in solution. Even in its concentrated form, the Eliminate technology is non-fuming, non-abrasive and non-flammable. Many of the Company's Eliminate-based products are also biodegradable. The Eliminate-based products for the industrial market include Well Klean II(R) and Pipe Klean(R) (which remove encrustations from water pumping and distribution systems), Chlor*Rid(R) (which aids in the removal of chlorides, sulfates and other soluble salts from surfaces prior to coating) and Compounds 400, 360, 260, 200, COC 10-30M and Slug (which are designed for use with the Eliminate technology for treatment of cooling and other water treatment systems). These products (other than Chlor*Rid which is sold by Chlor*Rid International, Inc., an unaffiliated distributor) are sold directly by the Company. The Company's consumer products include Eliminate Shower, Tub and Tile Cleaner, Clean Sweep(R) (a swimming pool cleaner), Eliminate Evaporate Cooler Cleaner and Treatment (used to clean and maintain evaporative cooler systems) and Eliminate Toilet Bowl Cleaner and are sold to the consumer market by H.E.R.C. Consumer Products Incorporated ("HCP"), an Arizona corporation, a wholly-owned subsidiary of the Company.

         Through CCT, the Company's wholly-owned subsidiary acquired in May 1995, the Company develops, manufactures and markets biorational pest management and plant growth products for the agricultural and horticultural markets. The Company believes that, in addition to expanding the Company's product offerings through the addition of CCT's product lines, CCT's established marketing organization will facilitate the Company's sales of its existing water system treatment products, although there can be no assurance of this.

         The Company was incorporated under the laws of the State of Arizona in December 1986 and was reincorporated in the State of Delaware in February 1994. The Company acquired all of the outstanding capital stock of CCT on May 1, 1995 in a merger by which CCT became a wholly-owned subsidiary of the Company. CCT was incorporated under the laws of the State of Arizona in May 1981. The Company's executive offices and manufacturing facility for its Eliminate-based products are located in Phoenix, Arizona and its telephone number is (602) 492-0336. CCT's office is located in Carlsbad, California and its telephone number is (619) 929-9228.


                               RECENT DEVELOPMENTS

         Private Offering. On December 17, 1996, the Company completed a private equity offering ("Private Placement") to accredited investors of 170,000 shares of Class A Preferred Stock ("Preferred Stock") pursuant to an Agency Agreement ("Agency Agreement") with Perrin, Holden & Davenport Capital Corp. ("Placement Agent" or "PHD") which acted as the exclusive placement agent for the Private Placement. The Company received aggregate proceeds of $1,700,000 from the Private Placement.


         The Preferred Stock has a stated value of $10.00 per share. The holders of the Preferred Stock are entitled to received dividends at the rate of 10% of the stated value ($1.00 per share) per annum from the date of issuance through the conversion date ("Conversion Date"), payable solely in shares of Common Stock of the Company. The holders of Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to convert each share of Preferred Stock and the accrued amount of dividends thereon into a number of shares of Common Stock ("Conversion Shares") determined by dividing the stated value of the Preferred Stock being converted, plus the accrued dividends thereon through the Conversion Date, by the greater of (i) 75% of the average closing bid price of the Common Stock for the five consecutive trading dates ending immediately prior to the date notice of conversion is given to the Company ("Fair Market Value"), or (ii) $.10. The Preferred Stock will automatically convert at the above rate on December 17, 1999. Generally, the closing bid price will be as reported by The Nasdaq Stock Market, Inc., which is the principal market for the Company's Common Stock. The Company will not issue any fractional shares of Common Stock pursuant to any conversion, but instead will round up or down to the nearest whole number of shares issuable upon conversion. The Preferred Stock does not carry any redemption or voting rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will participate with the holders of the Common Stock as if the Preferred Stock was fully converted immediately prior to the event.


         For purposes of this Prospectus and the Registration Statement of which this Prospectus is a part, the number of Conversion Shares to be received by Selling Stockholders upon conversion of the Preferred Stock has been calculated assuming a conversion rate of $1.3593 and assuming that the maximum three annual dividend has been paid on the Preferred Stock.

         Registration Rights of Preferred Stock and PHD Warrant. Under the terms of the Agency Agreement and the subscription agreement with each investor in the Private Placement, the Company has agreed to register the re- offer and re-sale of the Conversion Shares by the Selling Stockholders by filing the registration statement of which this Prospectus is a part ("Registration Statement") under the Securities Act with the Commission and the securities laws of states reasonably selected by PHD. The Company has agreed to use its best efforts to have the Registration Statement declared effective by February 14, 1997 and has undertaken to have it declared effective by April 15, 1997. If the registration statement is not declared effective by April 15, 1997, the conversion rate of the Preferred Stock will be reduced to 72.5% of the Fair Market Value. The Company will bear all the expenses and pay all the fees incurred in connection with the preparation, filing and modification or amendment of the Registration Statement.


         Agency Agreement. The Company paid the Placement Agent a commission of $170,000 (10% of the offering price of the Preferred Stock). The Company has issued to the Placement Agent and its designees a five-year warrant ("PHD Warrant") to purchase 85,000 Shares ("PHD Warrant Shares"). The PHD Warrant is exercisable at any time in whole or in part between December 10, 1996 and December 10, 2001, at a price per Share of $3.00. All of the PHD Warrant Shares are being included in the Registration Statement.

         In connection with the Private Placement, GKN Securities Corp. ("GKN") waived its right of first refusal with respect to acting as the placement agent for the Private Placement.


                                  RISK FACTORS

         The Shares being offered hereby are speculative and should not be purchased by anyone who cannot afford a loss of their entire investment. Before making an investment in the Company, prospective investors should give careful consideration to the following risk factors inherent in and affecting the business of the Company and this offering.

         History of Losses; Accumulated Deficit; Future Operating Results. During the last several years, the Company has concentrated on developing its various technologies, obtaining patents and acquiring the business of CCT and its consumer products division. The Company has had substantial losses in each of the last three fiscal years and expects to have losses in the future. Currently, the Company has an accumulated deficit. Inasmuch as the Company will continue to have a high level of operating expense, the Company's ability to achieve future profitability will depend upon its ability to attain corresponding increases in revenues. Given the Company's limited financial resources, high level of expenses and the competitive environments in which the Company operates, there can be no assurance that the Company will be able to generate sufficient revenues to fund its current operations. There can be no assurance that the Company will be able to generate sufficient revenues to fund its current or future operations or that the Company's future operations will be profitable.

         Significant Capital Requirements; Need for Additional Financing. The Company's capital requirements have been and will continue to be significant. The Company is not currently generating sufficient cash flow to fund its operations, and there can be no assurance that the Company will be able to generate cash flows in the future which will be sufficient to fund its operations. Assuming no change in the level of the business of the Company, it is anticipated that the proceeds from the Private Placement will be sufficient to meet its anticipated working capital requirements for approximately 12 months thereafter. If additional financing is needed, the Company will be required to borrow, sell additional securities or seek other new sources of financing or may be required to curtail or reduce its activities. The Company has no current arrangements with respect to additional financing. There can be no assurance that any sources of additional financing will be available to the Company on acceptable terms, or at all. To the extent that any future financing involves the sale of the Company's equity securities, the interest of the Company's then-stockholders could be substantially diluted.

         Dependence on Significant Customers. During the Company's most recent fiscal year, United Agriculture Products, a wholly-owned subsidiary of ConAgra, accounted for approximately 15% of the Company's revenues. The Company, through CCT, has had a relationship with this customer since 1981, formalized in a written agreement which is renewable on a yearly basis. During 1996, Home Depot, Inc. accounted for approximately 30% of the Company revenues. While the Company considers its commercial relationship with each of these customers to be good, a loss of one or both or a significant decrease in purchases by one or both could have a material adverse effect on the Company's operations.

         Competition; Technological and Product Obsolescence. The markets for the Company's products are highly competitive. The Company competes with numerous, well established chemical, agricultural and consumer products companies, all of which possess substantially greater experience, financial, marketing, personnel, and other resources and have also established greater recognition for their brand names than the Company. The Company believes that these competitors have the resources to develop and have developed, are developing, or may develop and market products directly competitive with products incorporating the Company's technology. Current competitors or new market entrants could produce new or enhanced products with features that render the Company's products obsolete or less marketable. The Company's ability to compete successfully will depend on the Company's continuing research and development of new and improved products and on the Company's ability to adapt to technological changes and advances in its consumer products, in the treatment of water systems and in biorational agricultural products. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable, or that the Company will be able to successfully enhance its products or develop new products.

         Government Regulation. The Company's consumer, water system treatment and agricultural products contain, or require the use of, various chemicals and are therefore subject to various environmental regulations and other applicable laws. Certain of the Company's consumer and water system treatment products require the use of chemicals which are classified under applicable laws as hazardous substances. The Company does not maintain insurance to compensate it for any liabilities it may incur if it were to violate environmental laws or regulations. Although the Company does not believe it has incurred any such liability to date, there can be no assurance that such environmental liabilities will not be incurred in the future. The use of certain chemicals contained in the Company's products is subject to frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency ("EPA"), the Occupational Health and Safety Administration, various state agencies and county and local authorities acting in conjunction with Federal and state authorities. Among other things, these regulatory bodies impose requirements to control air, soil and water pollution, to protect against occupational exposure to such chemicals, including health and safety risks, and to require notification of the storage, use and release of certain hazardous chemicals and substances. The Company believes that it is in substantial compliance with all material federal, state and local laws and regulations governing its material business operations and has obtained all material licenses, authorizations, approvals, orders, certificates and permits required for the operation of its business. There can be no assurance that the Company in the future will be able to comply with current or future government regulations in every jurisdiction in which it will conduct its material business operations without substantial cost or interruption of its operations, or that any present or future federal, state or local environmental protection regulations may not restrict the Company's current and possible future activities. In the event that the Company is unable to comply with such requirements, the Company could be subject to substantial sanctions, including restrictions on its business operations, monetary liability and criminal sanctions, any of which could have a material adverse effect upon the Company's business.

         Uncertainty of Widespread Market Acceptance of Consumer, Industrial and Biorational Agricultural Products; Limited Marketing Experience. The Company is concentrating its efforts on the sale of consumer and industrial water system treatment products and biorational agricultural products. To date, sales of its municipal and industrial water system treatment products have been limited. Although many of the biorational agricultural products of the Company have established market acceptance, some of them are relatively new and not yet universally accepted by consumers. As is typical with new products, demand and market acceptance for the Company's industrial and new agricultural products are subject to a high level of uncertainty. Achieving widespread market acceptance for these products will require substantial marketing efforts and the expenditure of significant funds to create brand recognition and customer demand for such products and to cause potential customers to consider the benefits of the Company's products as against the traditional products to which they have been accustomed. There can be no assurance that the Company's products will achieve market acceptance or that sales of the Company's consumer and industrial water system treatment and biorational agricultural products will generate revenues sufficient to fund the Company' operations.

         Seasonality. Sales of the Company's agricultural products are seasonal, with strongest sales during the first two quarters of the calendar year. Additionally, periods of inclement weather can serve to delay purchases by consumers of agricultural products. Sales of the Pipe Klean and Well Klean II products are also seasonal in those parts of the United States in the snow belt. Such seasonal or delayed sales can result in uneven cash flow for the Company, which may cause the Company to be dependent on cash flows from sales of its water system treatment products during those portions of the year when sales of agricultural products are slow and may require the Company to obtain and maintain short-term financing arrangements. In the event such financing arrangements are not available or, once acquired, cease to be available, the Company's operations and financial condition could be materially adversely affected.

         Limited Patent and Proprietary Information Protection. The Company has received a patent for the use of Eliminate technology in cleaning potable water distribution systems. The Company has several patents covering its automated control system for using the Company's Eliminate technology for controlling scale and corrosion in water cooling systems and on its process for cleaning water distribution systems. The Company also has a patent for its multi-purpose cleaning formulation which will be sold by HCP. The Company has received a patent in respect of Clean Sweep. Additionally, the Company has two United States patents pending related to the process for cleaning water distribution systems. The Company currently is executing a foreign patent program on the Company's basic United States patent technology. There can be no assurance that any patents will afford the Company commercially significant protection of its technology or that the Company will have adequate resources to enforce its patents. The Company believes that it has independently developed its proprietary Eliminate technology for controlling scale and corrosion in water distribution systems and that its technology does not infringe the proprietary rights of others. Although the Company has received no claims of infringement, it is possible that infringement of existing or future patents or proprietary rights may occur. In the event that the Company's products infringe patent or proprietary rights of others, the Company may be required to modify its processes or obtain a license. There can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do so would have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to defend a patent infringement or proprietary rights action. Moreover, if any of the Company's products infringe patents or propriety rights of others, the Company under certain circumstances could become liable for damages which could have a material adverse effect on the Company.

         The Company's registered trademarks for its consumer products are Eliminate, Clean Sweep and h.e.r.c.(R) The Company also has the Eliminate(R) Man(C) registered as a copyright. The Company's registered trademarks for industrial products include some of the foregoing as well as Well Klean II and Pipe Klean. CCT's registered trademarks for its agricultural products are Stressguard(R), COoBACIL(R), Coax(R), Deny(R), Line-Out(R) and Spark(R).

         The Company also relies on proprietary know-how and confidential information and employs various methods to protect the processes, concepts, ideas and documentation associated with its technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such processes, concepts, ideas and documentation. Although the Company requires all of its employees to sign confidentiality agreements, there can be no assurance that such agreements will be enforceable or will provide meaningful protection to the Company. There can be no assurance that the Company will be able to adequately protect its trade secrets or that other companies will not acquire information that the Company considers to be proprietary. Moreover, there can be no assurance that other companies will not independently develop know-how comparable to or superior to that of the Company.

          Product Liability. The Company is engaged in a business which could expose it to possible claims for personal injury from the use of its consumer and industrial products. The Company maintains liability insurance in the aggregate amount of $2,000,000 with a per-occurrence limit of $1,000,000. Although no claims have been made against the Company or any of the customers using its industrial products to date, there can be no assurance that such claims will not arise in the future or that the insurance coverage will be sufficient to pay such claims. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on the Company.

         Dependence on Third Party Suppliers and Manufacturers. The Company purchases substantially all of its raw chemical supplies and agricultural products from third parties. The Company believes that there are numerous available sources of supply. While the Company attempts to maintain alternative sources for the Company's supplies, the Company is subject to the risk of price fluctuations and possible delays in deliveries. Failure by suppliers to continue to supply the Company on commercially reasonable terms, or at all, would have a material adverse effect on the Company. The Company generally does not maintain long-term supply agreements with its suppliers and purchases raw materials and agricultural products pursuant to purchase orders or short-term contracts in the ordinary course of business. Failure or delay in receiving necessary raw materials and agricultural products by the Company would adversely affect the Company's operations and its ability in turn to deliver its products on a timely basis.

         Dependence on Key Personnel. The success of the Company is dependent on the personal efforts of S. Steven Carl, Chairman of the Board and Chief Executive Officer of the Company, Gary S. Glatter, President and Chief Operating Officer of the Company, Dr. Jerome H. Ludwig, Executive Vice President and Secretary of the Company and Gilbert C. Crowell, Jr., President and Chief Operating Officer of CCT, and certain other key personnel. The Company or CCT has entered into employment agreements with Messrs. S. Steven Carl, Gary S. Glatter, Dr. Jerome H. Ludwig and Gilbert C. Crowell, Jr. expiring in May 1999, December 1998, May 1998 and May 1999, respectively. The loss of their services could have a material adverse effect on the Company's business and prospects. The success of the Company is also dependent upon its ability to hire and retain additional qualified marketing, technical and financial personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel in the future.

         No Dividends. The Company has paid no cash dividends on its Common Stock to date. Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Company does not currently intend to declare any dividends on its Common Stock in the foreseeable future.

         Authorization and Discretionary Issuance of Preferred Stock. The Certificate of Incorporation of the Company authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

         Possible Volatility of Market Price; Limited Public Market Trading. From time to time the market prices of certain chemical and consumer product companies have been affected by various factors, including adverse publicity. There can be no assurance that the market price of the Common Stock will not be volatile as a result of factors such as the Company's financial results, possible adverse publicity resulting from any infractions of governmental regulations and various other factors affecting the chemical and consumer product industries or the market generally. In recent years the stock market has experienced wide price fluctuations not necessarily related to the operating performance of such companies. Although the Common Stock has been listed on The Nasdaq SmallCap Market since May 1994, there can be no assurance that a regular trading market will be sustained. Further, in order to continue to trade on The Nasdaq SmallCap Market, the Company must meet The Nasdaq SmallCap Market's standards for continued listing. If, at any time, the Company's Common Stock were de-listed from The Nasdaq SmallCap Market, the Company's securities would become subject to the "penny stock rules" applicable to non-Nasdaq companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the Company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.


         Effect of Outstanding Warrants and Options. In addition to the PHD Warrants, the Company currently has outstanding the following options and warrants: (i) warrants to purchase an aggregate of 3,214,902 shares of Common Stock at $2.00 per share, (ii) an option to purchase 321,490 units, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at $2.00 per share, issued to GKN in connection with a prior private placement in April 1996, (iii) warrants to purchase an aggregate of 100,000 shares of Common Stock at $5.00 per share, (iv) warrants to purchase an aggregate of 130,000 shares of Common Stock at $6.50 per share issued to the underwriter of the Company's initial public offering, (v) warrants to purchase 546,500 shares of Common Stock at prices ranging from $2.00 to $2.75 per share,
(vi) options to purchase 345,000 shares of Common Stock granted and outstanding under the Stock Option Plan at exercises prices ranging from $1.88 to $5.00,
(vii) options to purchase 422,000 shares of Common Stock granted and outstanding under the 1996 Performance Equity Plan at exercise prices ranging from $1.75 to $2.38 per share, and (viii) other options to purchase 790,000 shares of Common Stock at prices ranging from $1.50 to $4.00 per share. All of the foregoing securities (exercisable into an aggregate of 6,191,382 shares of Common Stock), represent the right to acquire Common Stock of the Company during various periods of time and at various prices. Holders of the foregoing securities are given the opportunity to profit from a rise in the market price of the Common Stock and are likely to exercise their securities at a time when the Company would be able to obtain additional equity capital on more favorable terms. Thus, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise terms provided by such outstanding securities.


         Control by Current Stockholders. Shelby A. Carl beneficially owns 743,655 shares, or approximately 11.3%, of the outstanding shares of Common Stock prior to this offering, and S. Steven Carl beneficially owns 829,851 shares, or approximately 12.3% of the outstanding shares Common Stock prior to this offering, and together they beneficially own an aggregate of 1,573,506 shares, or approximately 22.7% of the outstanding shares of Common Stock prior to this offering. Accordingly, they are able to influence substantially the election of the Company's directors, increases in the authorized capital or the dissolution, merger or sale of the assets of the Company and otherwise influence the affairs of the Company. Moreover, additional shares may be issued to a family trust created by Shelby A. Carl and to S. Steven Carl as further consideration in connection with the acquisition of CCT.


                                 USE OF PROCEEDS


         All 1,938,631 Shares offered hereby are being registered for the account of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares. However, of the 1,938,631 Shares offered hereby, 335,000 Shares are issuable upon exercise of certain warrants. If these warrants are fully exercised, the Company will receive up to an aggregate of $892,500 in gross proceeds. The Company is unable to estimate the number of warrants that may be exercised. The Company believes that the exercise of the warrants primarily will be dependent on the market price of a share of Common Stock at the time of exercise and its relation to their respective exercise prices. See "Selling Stockholders."

         The Company intends to use the net proceeds from the exercise of any of the warrants for working capital and general corporate purposes. Pending application of the proceeds, the Company intends to place the funds in interest-bearing investments such as bank accounts, certificates of deposit and United States government obligations.

                              SELLING STOCKHOLDERS


         The 1,938,631 shares of Common Stock offered hereby consist of the following: (1) 1,603,631 Conversion Shares , (2) 85,000 PHD Warrant Shares, (3) 200,000 shares of Common Stock issuable upon exercise of a Warrant Agreement dated November 19, 1996, issued to GKN as consideration for certain financial consulting services and exercisable at $2.50 per share from November 19, 1997 until November 19, 2001 ("GKN Warrants"), and (4) 50,000 shares of Common Stock issuable upon exercise of a Warrant and Registration Rights Agreement dated September 27, 1996 issued to The Equity Group, Inc. as consideration for various services and exercisable at $2.75 per share from September 27, 1996 to September 26, 2001 ("EGI Warrant"). The following tables set forth certain information as of January 29, 1997 and is adjusted to reflect the issuance of the above shares upon conversion of all of the Preferred Stock and exercise of all of the PHD Warrants, GKN Warrants and EGI Warrants and the sale of all of the Shares offered hereby. Unless otherwise indicated, the Selling Stockholders each possess sole voting and investment power with respect to the Shares shown and none of the Selling Stockholders has had a material relationship with the Company or any of its predecessors or affiliates within the past three years.

                                                             # of  Conversion

                                                              Shares Prior to       # of Shares
Name                                                              Offering           to be Sold        After Offering
                                                                                                       # of
                                                                                                      Shares        %


Richard Basile                                                          23,583            23,583        --          *
Jay Bindell                                                             23,583            23,583        --          *
Brass Capital, L.L.C.                                                   23,583            23,583        --          *
Ekistics Corp.                                                          47,166            47,166  --                *
Mendel Gluckowsky                                                       23,583            23,583        --          *
Leon Kahn                                                               23,583            23,583        --          *
Joseph Koenigsberger                                                    23,583            23,583        --          *
Ted Liebowitz                                                           47,166            47,166        --          *
Joseph W. McGuire and Wilma C. Rossi                                    47,166            47,166        --          *
Nak Consulting Group                                                   188,662           188,662        --          *
Newark Sales Corp. Inc.                                                282,993           282,993        --          *
Orlac Finance Ltd.                                                     471,655           471,655        --          *
Debra Pastore                                                           23,583            23,583        --          *
Ephraim Piekarski                                                       23,583            23,583        --          *
Jakob and Esther Reich                                                  23,583            23,583        --          *
Elimelech Rosenblatt                                                    23,583            23,583        --          *
Chava Scharf                                                            23,583            23,583        --          *
Starling Corporation                                                   188,662           188,662        --          *
The International Investment Group, LLC                                 70,748            70,748        --          *



                                                             # of  Warrant
                                                             Shares Prior to       # of Shares

Name                                                            Offering           to be Sold          After Offering
                                                                                                     # of
                                                                                                    Shares          %

Perrin  Holden &  Davenport  Capital  Corp.                       85,000              85,000              --        *
GKN  Securities Corp.(1)(2)                                      200,000             200,000              --        *
The Equity Group, Inc.                                            50,000              50,000              --        *


*    Less than 1%

(1) Excludes Shares of Common Stock held in any customer account by, and in any trading account of, PHD of GKN.

(2) GKN acted as exclusive placement agent of certain Common Stock and warrants which the Company sold on April 3, 1996. In connection with its services, GKN was issued a unit purchase option under which it has the right to acquire up to 231,470 shares of Common Stock commencing April 3, 1997. Such shares of Common Stock are excluded from the table pursuant to Rule 13d-3. Also excluded are shares of Common Stock held by certain equity owners and employees of GKN.


     The registration rights granted to certain of the Selling Stockholders generally provide that the Company and the Selling Stockholders indemnify each other against certain liabilities, including liabilities under the Securities Act. In the opinion of the Commission, such indemnification is against public policy and is, therefore unenforceable. See "Indemnification."


                              PLAN OF DISTRIBUTION


         The Selling Stockholders have advised the Company that sales of the Shares may be effected from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market or the Boston Stock Exchange, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares. Because each of the Selling Stockholders invested in the Company through PHD, it may be expected that the Shares will be sold to PHD as principal or through PHD as agent. The Selling Stockholders also may sell their Shares directly to purchasers or to or through other broker-dealers (including GKN) hich may act as agents or principals. PD and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom they act as agents or to whom they sell as principal, or both (which compensation might be in excess of customary commissions). The Selling Stockholder, PHD or any other broker- dealer that acts in connection with a sale of the Shares might be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Each of the Selling Stockholders and any broker-dealers that is participating in a distribution is obligated to comply with certain rules promulgated by the Commission designed to prevent manipulative and deceptive practices, including Rules 10b-6 and 10b-7 promulgated under the Exchange Act. Under these rules, such persons may be prevented from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during certain prescribed periods. A Selling Stockholder may agree to indemnify PHD or any agent, dealer or broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.


         The Company has agreed to keep the Registration Statement, of which this Prospectus is a part, effective until the earlier of the sale of all the Shares or all the Shares may be sold by the holders thereof under Rule 144.


                                  LEGAL MATTERS

         Certain matters with respect to the legality of the issuance and sale of the Shares offered hereby will be passed upon for the Company by Graubard Mollen & Miller, New York, New York.


                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the registration of the Shares, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The table below sets forth the estimated expenses (except the SEC registration fee which is expense) of the Registrant in connection with the offer and sale of the shares of Common Stock cover an actual Registration Statement. d by this

         SEC registration fee.............................           $  881.19
         Accountant's fees and expenses...................           $3,000.00
         Legal fees and expenses.........................           $20,000.00
         Printing and engraving expenses..................           $2,000.00
         Miscellaneous..................................           $  4,118.81
                                                                   -----------

                  TOTAL                                             $30,000.00


Item 15. Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

                  A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under ss.174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (ii) for any transaction from which the director derived an improper personal benefit.

         Section  145  of  the  Delaware  General   Corporation  Law  concerning
indemnification of officers, directors, employees and agents is set forth below.

     "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under sections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by an officer or director in defending a civil or criminal action, suite or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith an in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the Agency Agreement between the Company and Perrin, Holden & Davenport Capital Corp. ("PHD"), the placement agent for certain securities described in this Registration Statement and included as Exhibit 4.4 to this Registration Statement, the officers and directors of the Company are indemnified by PHD and PHD and controlling persons of PHD are indemnified by the Company, against certain civil liabilities under the Securities Act.

Item 16. Exhibit Index.


Exhibit No Description


          3.1  Certificate  of  Incorporation   (incorporated  by  reference  to
               Exhibit 3.1 of Registration Statement No. 33-75166 on Form SB-2)

          3.2 By-Laws (incorporated by reference to Exhibit 3.2 of Registration Statement No. 33-75166 on Form SB-2)


          3.3 Certificate of Designations, Preferences and Other Rights and Qualifications of the Class A Preferred Stock, as amended (incorporated by reference to Exhibit 99.1 to Form 8-K dated December 17, 1996)


          4.1  Specimen of Common  Stock  (incorporated  by reference to Exhibit
               4.1 of Registration Statement No. 33-75166 on Form SB-2)


          4.2 Form of Subscription Agreement between Registrant and purchasers of the Series A Preferred Stock (incorporated by reference from Exhibit 4.1 of Form 8-K dated December 17, 1996)


          4.3 Form of Warrant Agreement issued to Perrin, Holden & Davenport Capital Corp. dated December 17, 1996 (incorporated by reference from Exhibit 4.2 of Form 8-K dated December 17, 1996)

          4.4 Form of Agency Agreement between Registrant and Perrin, Holden & Davenport Capital Corp. dated as of November 15, 1996, as amended (incorporated by reference from Exhibit 4.3 of Form 8-K dated December 17, 1996)


          4.5 Form of Warrant Agreement between Registrant and GKN Securities Corp. dated November 19, 1996


          4.6  Form  of  Warrant  and  Registration   Rights  Agreement  between
               Registrant and The Equity Group, dated September 27, 1996


          5.1  Restated  and  Amended   Opinion  of  Graubard  Mollen  &  Miller



          22 Subsidiaries (incorporated by reference from Exhibit 22 of Form 10-KSB for fiscal year ended December 31, 1995 - File
               No. 1-13012)


          23.1 Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

          23.2 Consent of BDO Seidman, LLP


Item 17. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona on this 28th day of January, 1997.


                                                H.E.R.C. PRODUCTS INCORPORATED


                                                By:      /s/ Gary S. Glatter
                                                    Gary S. Glatter, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures             Title                                    Date



 *                     Chairman of the Board, Chief
 S. Steven Carl        Executive Officer and Director (Chief
                       Executive Officer)


 /s/ Gary S. Glatter  President, Chief Operating Officer,    January   28, 1997
 Gary S. Glatter      Treasurer and Director (Principal
                      Financial and Accounting Officer)


*                     Executive Vice President, Secretary
Jerome H. Ludwig      and Director


*                     Chairman Emeritus and Director
Shelby A. Carl


*                     Director

Robert M. Leopold


*                     Director

Salvatore DiMascio



*By:     /s/ Gary S. Glatter                                January   28, 1997
  Gary S. Glatter, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit    Description                                            Page No.
No.


3.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registration Statement No. 33-75166 on Form SB-2)



3.2  By-Laws   (incorporated  by  reference  to  Exhibit  3.2  of
     Registration Statement No. 33-75166 on Form SB-2)


3.3 Certificate of Designations, Preferences and Other Rights and Qualifications of the Class A Preferred Stock, as amended (incorporated by reference to Exhibit 99.1 to Form
     8-K dated December 17, 1996)



4.1  Specimen  of Common  Stock  (incorporated  by  reference  to
     Exhibit 4.1 of  Registration  Statement No. 33-75166 on Form
     SB-2)


4.2  Form  of  Subscription   Agreement  between  Registrant  and
     purchasers of the Series A Preferred Stock  (incorporated by reference  from  Exhibit 4.1 of Form 8-K dated  December 17,
     1996)


4.3  Form  of  Warrant  Agreement  issued  to  Perrin,  Holden  &
     Davenport    Capital   Corp.   dated   December   17,   1996
     (incorporated by reference from Exhibit 4.2 of Form 8-K dated December 17, 1996)


4.4  Form of Agency  Agreement  between  Registrant  and  Perrin,
     Holden & Davenport  Capital  Corp.  dated as of November 15,
     1996, as amended (incorporated by reference from Exhibit 4.3 of Form 8-K dated December 17, 1996)


4.5  Form of Warrant Agreement between  Registrant and GKN               24
     Securities Corp. dated November 19, 1996


4.6  Form of Warrant and Registration Rights Agreement between           35
     Registrant and The Equity Group, dated September 27, 1996


5.1  Restated and Amended  Opinion of Graubard Mollen & Miller           43



22   Subsidiaries  (incorporated  by reference from Exhibit 22 of
     Form 10-KSB for fiscal year ended  December  31, 1995 - File
     No. 1-13012)



23.1 Consent of  Graubard  Mollen & Miller  (included  in Exhibit
     5.1)


23.2 Consent of BDO Seidman, LLP                                         44